UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2012

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Hersha Drive
Harrisburg, Pennsylvania 17102
 (Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (717) 236-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Results of Operations and Financial Condition.

On May 7, 2012, Hersha Hospitality Trust (the “Company”) closed on the acquisition of the 80-room Bulfinch Hotel located in Boston, Massachusetts.  The Seller of the hotel was Grand Prix Bullfinch LLC. The total purchase price for the hotel was $18.2 million. The Company financed this acquisition with borrowings drawn on its $250 million senior secured revolving credit facility. In conjunction with the closing, the Company paid customary transaction costs.

Item 9.01.	Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired

To the extent required by this item, historical financial statements for the Portfolio will be filed in an amendment to this report on Form 8-K no later than 71 calendar days after the date this report is required to be filed.

(b)           Pro Forma Financial Information

To the extent required by this item, pro forma financial information relating to the acquisition of the Portfolio will be filed in an amendment to this report on Form 8-K no later than 71 calendar days after the date this report is required to be filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: May 11, 2012	By:	/s/ Michael R. Gillespie
Michael R. Gillespie
Chief Accounting Officer